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EXHIBIT 23.4

Consent of BDO Seidman, LLP

Sterling Financial Corporation
Spokane, Washington

        We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our report dated January 31, 2003, except Note 26 as to which the date is February 28, 2003, relating to the 2002 and 2001 consolidated financial statements of Sterling Financial Corporation appearing in the Company's Annual Report on Form 10-K for the years ended December 31, 2002 and 2001.

        We also consent to the reference to us under the caption "Experts" in the Prospectus.

/s/ BDO Seidman, LLP

Spokane, Washington
September 12, 2003

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  EXHIBIT 23.4